UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 24, 2012, Entravision Communications Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Credit Agreement, dated July 27, 2010, by and among the Company, General Electric Capital Corporation, for itself, as Lender and as agent for all Lenders, certain other Lenders party thereto, certain subsidiaries of the Company party thereto and GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner (the “Credit Agreement”).

Among other things, the Amendment amends the financial covenants as follows:

•	Our total leverage ratio may not exceed 7.00 to 1.00 in future periods.

•

Our fixed charge covenant ratio may not be less than (i) 1.15 to 1.00 for the twelve fiscal month period ending on March 31, 2012 and the twelve fiscal month period ending on June 30, 2012, (ii) 1.20 to 1.00 for the twelve fiscal month period ending on September 30, 2012, (iii) 1.35 to 1.00 for the twelve fiscal month period ending on December 31, 2012, (iv) 1.45 to 1.00 for the twelve fiscal month period ending on March 31, 2013, and (v) 1.50 to 1.00 for the twelve fiscal month period ending on June 30, 2013 and each quarter thereafter.

•

Our cash interest coverage ratio may not be less than (i) 1.35 to 1.00 for the twelve fiscal month period ending on March 31, 2012 and the twelve fiscal month period ending on June 30, 2012, (ii) 1.40 to 1.00 for the twelve fiscal month period ending on September 30, 2012, (iii) 1.45 to 1.00 for the twelve fiscal month period ending on December 31, 2012, and (iv) 1.50 to 1.00 for the twelve fiscal month period ending on March 31, 2013 and each quarter thereafter.

•	Our credit facility leverage ratio may not exceed 1.25 to 1.00.

In addition, on or after March 31, 2012, the financial covenants shall not be applicable unless any loans are outstanding on the relevant date.

The Amendment adds a new condition, such that after giving effect to any requested loan or issuance of letter of credit, our total leverage ratio after may not exceed 7.00 to 1.00.

The Amendment also makes certain technical and conforming changes to the terms of the Credit Agreement and requires us to pay a consent fee and reimburse the lenders’ out of pocket expenses, including without limitation reasonable legal costs of counsel for the lenders’ agent. The Amendment also contains other provisions that are customary for an agreement of this type. All other provisions of the Credit Agreement remain in full force and effect unless expressly amended or modified pursuant to the Amendment.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment, dated February 24, 2012, to Credit Agreement, dated July 27, 2010, by and among Entravision Communications Corporation, as the Borrower, the other persons designated as Credit Parties, General Electric Capital Corporation, for itself, as a Lender and as Agent for all Lenders, the other financial institutions party thereto and GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: February 24, 2012	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	First Amendment, dated February 24, 2012, to Credit Agreement, dated July 27, 2010, by and among Entravision Communications Corporation, as the Borrower, the other persons designated as Credit Parties, General Electric Capital Corporation, for itself, as a Lender and as Agent for all Lenders, the other financial institutions party thereto and GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner.